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                       [FENWICK & WEST LLP LETTERHEAD]

                                                                    EXHIBIT 5.01

                               January 10, 2000


Interwoven, Inc.
1195 West Fremont Avenue, Suite 2000
Sunnyvale, CA 94087

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (Registration Number 333-92943) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on December 17, 1999, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 3,450,000 shares of your Common Stock (the "Shares"), 2,000,000 outstanding and will be sold by certain selling stockholders (the "Selling Stockholders") and the balance of which will be issued and sold by you.

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the prospectus that constitutes a part of the Registration Statement;

     (3) your registration statement on Form S-1 (Registration No. 333-83779), originally filed with the Commission on July 27, 1999, as amended, together with the Exhibits as a part thereof;

     (4) the prospectus prepared in connection with the registration statement on Form S-1 (Registration No. 333-83779);

     (5) your registration statement on Form 8-A (File Number 000-27389) filed with the Commission on September 20, 1999;

     (6) the minutes of meetings and actions by written consent of the stockholders and boards of directors that are contained in your minute books and the minute books of your predecessor, Interwoven, Inc., a California corporation ("Interwoven California"), that are in our possession;

     (7) the stock records for you and Interwoven California that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of
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January 10, 2000
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          the date hereof, and a list prepared by you of holders of options and warrants for your capital stock and of any rights to purchase your capital stock;

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

     (9) The agreements under which the Selling Stockholders acquired the Stock to be sold by them as described in the Registration Statement; and

     (10) The Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     For the purposes of this opinion, we have relied as to matters of fact solely upon our examination of the documents referred to above and have assumed their current accuracy and completeness.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and will not have been modified or rescinded, that the offer and sale of the Shares will be registered under the Registration Statement and that there will not have occurred any change in law affecting the validity or enforceability of the Shares.

     Based upon the foregoing, it is our opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the Shares to be issued and sold by you, when issued and sold in accordance in the manner referred to in the prospectus constituting a part of the Registration Statement, will be validly issued, fully paid and nonassessable.
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January 10, 2000
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.


                               Very truly yours,

                               /s/ Fenwick & West LLP